Exhibit 99.1

Coleman Cable, Inc. Announces Strong Second-Quarter 2010 Financial Results

WAUKEGAN, Ill., August 5, 2010 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced second-quarter 2010 financial results.

•	Sales increased to $174.0 million, up 11.6 percent sequentially over the first quarter of 2010, and up 54.1 percent compared to the second quarter of last year;

•	Sales volume (measured in total pounds shipped) up 11.4 percent sequentially, and up 27.5 percent over last year;

•	Adjusted EPS of $0.23 per diluted share, compared to $0.12 sequentially, and a loss of $0.01 last year;

•	Adjusted EBITDA of $17.5 million, an increase of 17.8 percent sequentially, and up 57.7 percent compared to last year;

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For third quarter of 2010, the Company estimates sales between $175 million and $185 million, Adjusted EBITDA between $16.5 million and $18.5 million, and Adjusted EPS between $0.19 and $0.26 per diluted share.

Second-Quarter 2010 Results

Coleman Cable, Inc. reported net sales of $174.0 million for the second quarter of 2010, compared to $112.9 million for the same quarter last year, an increase of 54.1 percent. Sales volume (total pounds shipped) increased 27.5 percent for the second quarter of 2010 compared to the second quarter of 2009. Second-quarter 2010 Adjusted EBITDA and Adjusted EPS were $17.5 million and $0.23 per diluted share, respectively, compared to $11.1 million and a loss of $0.01 per diluted share, respectively, for the same quarter in 2009.

President and CEO Gary Yetman stated, “Coleman’s second quarter 2010 results exceeded our initial guidance by a significant margin, showing strong improvement on a year-over-year basis and building on the positive momentum we experienced during the first quarter of 2010. Improved market conditions drove substantially higher volumes in both of our segments and were a significant factor in delivering strong results for the quarter. Additionally, our second-quarter profitability improved significantly on a year-over-year basis as a result of the continued benefits derived from our cost-reduction efforts and capacity adjustments made throughout 2009.”

On a GAAP basis, the Company recorded earnings of $0.18 per diluted share for the second quarter of 2010, compared to $0.02 per diluted share for the same quarter last year. The results for the second quarter of 2009 included a $2.9 million gain ($1.3 million after tax or $0.08 per diluted share) associated with debt repurchases made during the second quarter of 2009. Additionally, the second-quarter results for both the 2010 and 2009 periods included restructuring charges, share-based compensation expense, and foreign currency transaction losses (gains), all of which are excluded from our Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

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Mr. Yetman concluded, “Looking to the second half of 2010, we believe we will continue to generate strong quarterly results assuming stability in copper prices and a continuation of current demand trends. In addition, our second-half results should benefit from a seasonal uptick in our Distribution business, as well as continued increases in new product sales.”

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other specifically identified items and/or non-cash charges had on results. These terms are used in this release as they are calculated in the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, August 6, 2010, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, President and CEO, and Richard Burger, Executive Vice President and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	further adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	additional impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

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•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

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COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
NET SALES	$174,011	$112,932	$329,991	$230,254
COST OF GOODS SOLD	148,015	95,922	281,156	196,696

GROSS PROFIT	25,996	17,010	48,835	33,558
SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES	11,852	9,833	23,059	20,492
INTANGIBLE ASSET AMORTIZATION	1,606	2,073	3,623	4,703
GOODWILL IMPAIRMENT	—	—	—	69,498
RESTRUCTURING CHARGES	436	1,700	1,324	2,357

OPERATING INCOME (LOSS)	12,102	3,404	20,829	(63,492)
INTEREST EXPENSE	6,970	6,366	13,502	12,771
GAIN ON REPURCHASE OF SENIOR NOTES	—	(2,900)	—	(2,900)
LOSS ON EXTINGUISHMENT OF DEBT	—	—	8,566	—
OTHER (INCOME) LOSS, NET	241	(732)	114	(393)

INCOME (LOSS) BEFORE INCOME TAXES	4,891	670	(1,353)	(72,970)
INCOME TAX EXPENSE (BENEFIT)	1,776	370	(638)	(8,500)

NET INCOME (LOSS)	$3,115	$300	$(715)	$(64,470)

EARNINGS (LOSS) PER COMMON SHARE DATA
NET INCOME (LOSS) PER SHARE
Basic	$0.18	$0.02	$(0.04)	$(3.84)
Diluted	0.18	0.02	(0.04)	(3.84)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,939	16,809	16,918	16,808
Diluted	17,009	17,195	16,918	16,808

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COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

Diluted earnings (loss) per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended June 30,
	2010	2009

Earnings per share	$0.18	$0.02
Restructuring charges	0.01	0.04
Gain on repurchases of debt	—	(0.08)
Share-based compensation expense	0.03	0.03
Foreign currency transaction loss (gain)	0.01	(0.02)

Adjusted diluted earnings (loss) per share	$0.23	$(0.01)

Net income, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended June 30,
	2010	2009
	(Thousands)
Net income	$3,115	$300
Interest expense	6,970	6,366
Income tax expense	1,776	370
Depreciation and amortization expense	4,273	5,318

EBITDA	$16,134	$12,354

Restructuring charges	436	1,700
Gain on repurchases of debt	—	(2,900)
Share-based compensation expense	724	693
Foreign currency transaction loss (gain)	241	(732)

ADJUSTED EBITDA	$17,535	$11,115

Second-Quarter 2010 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

Adjusted EPS is Net Income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

As first noted in our press release for the first quarter of 2010, commencing with the second quarter of 2010, and with retrospective application to all prior periods presented, our Adjusted EBITDA and Adjusted EPS results included in this release exclude the impact of stock-based compensation expense, which previously had not been an item that we adjusted for when calculating Adjusted EBITDA and Adjusted EPS. The decision to exclude such stock-based compensation from our reported measures of Adjusted EBITDA and Adjusted EPS beginning in the second quarter of 2010 is consistent with management’s overall purpose for using these adjusted measures as a means for assessing our underlying operating performance (as explained further in our Annual Report on Form 10-K). The above-noted change was made at this time given the Company’s recent issuance of market-linked performance awards during March 2010, as further explained in our Form 10-Q for the quarter ended June 30, 2010. We recorded $0.7 million in stock-based compensation expense for both the second quarter of 2010 and the second quarter of 2009. Because we issued awards in the first quarter of 2010 that are tied to the value of our common stock, the amount of stock-based compensation expense recorded for any given period will fluctuate as our underlying share price changes. For 2009, we recorded stock-based compensation of $0.5 million, $0.7 million, $0.7 million and $0.4 million for the first, second, third and fourth quarters of 2009, respectively.

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Reconciliation of Third Quarter 2010 Earnings Target to GAAP

For the third quarter of 2010, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.19 to $0.26 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.15 to $0.22 per share.

*	Rounding differences may occur for various calculated amounts.

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COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,466	$7,599
Accounts receivable, net of allowances of $2,588 and $2,565, respectively	98,511	86,393
Inventories	85,565	66,222
Deferred income taxes	3,054	3,129
Assets held for sale	3,749	3,624
Prepaid expenses and other current assets	9,282	5,959

Total current assets	219,627	172,926

PROPERTY, PLANT AND EQUIPMENT, NET	47,553	50,666
GOODWILL	29,065	29,064
INTANGIBLE ASSETS	26,962	30,584
DEFERRED INCOME TAXES	50	434
OTHER ASSETS	9,979	6,433

TOTAL ASSETS	$333,236	$290,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$9	$14
Accounts payable	22,661	17,693
Accrued liabilities	28,113	23,980

Total current liabilities	50,783	41,687

LONG-TERM DEBT	271,590	236,839
OTHER LONG-TERM LIABILITIES	3,826	3,823
DEFERRED INCOME TAXES	1,443	2,498
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,344 and 16,809 issued and outstanding on June 30, 2010 and December 31, 2009	17	17
Additional paid-in capital	89,417	88,475
Accumulated deficit	(83,703)	(82,987)
Accumulated other comprehensive loss	(137)	(245)

Total shareholders’ equity	5,594	5,260

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$333,236	$290,107

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